Key Energy Services, Inc.

News Release

For Immediate Release:	Contact: John Daniel
Wednesday, September 6, 2006	(713) 651-4300

KEY ENERGY PROVIDES RESTATEMENT UPDATE

HOUSTON, TX, September 6, 2006 — Key Energy Services, Inc. (Pink Sheets: KEGS) today provided an update on its restatement of financial statements.

As previously disclosed, the Company decided that it was advisable to consult with the accounting staff of the Securities and Exchange Commission in advance of filing its Form 10-K regarding certain of the accounting positions that will be taken in the financial statements for 2003 and prior periods.  The Company stated that, due to the nature of the Company’s historical financial records and other evidentiary material, the Company reached conclusions with respect to certain accounting matters as to which there is no clear accounting guidance. On August 10, 2006, the Company submitted a letter to the Office of the Chief Accountant of the Division of Corporation Finance, pursuant to the SEC’s procedures for issuers for such consultations, requesting that the staff review the Company’s conclusions.  On August 31, 2006, the Company received a letter from the Office of the Chief Accountant of the Division of Corporation Finance commenting on the accounting positions presented in the Company’s letter.

Two of the accounting positions presented in the Company’s letter related to timing of certain write-offs and write-downs of fixed assets.  First, the Company identified assets that were carried on its books but were not still in its possession as of December 31, 2003 and for which write-offs were required.  The Company was unable, notwithstanding comprehensive efforts, to identify records or evidence that showed the period(s) in which the assets left its possession and in which write-offs should be recorded.  Second, the Company’s inventory identified numerous fixed assets whose current operational condition as of December 31, 2003 necessitated write-downs.  With respect to a portion of these write-downs, the Company was unable to identify evidence to determine when the change in condition occurred and, therefore, the period in which the write-downs should be recorded.  In both cases, in light of the lack of evidence to support recording the relevant charges in any other period, the Company decided to record the charges in the fourth quarter of 2003.

The letter from the Chief Accountant of the Division of Corporation Finance, while acknowledging the Company’s representations regarding its inability to determine the appropriate periods in which to record the foregoing charges (as well as accruals for vacation liabilities in periods prior to 2001) and noting that the staff understood the Company’s rationale for the timing of recognition of the charges, stated that the staff was not persuaded that the resulting financial statements would be fairly presented in accordance with generally accepted accounting principles (GAAP).

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The Company’s letter also presented the Company’s conclusions with respect to other accounting issues.  These issues consisted of the following:  1) the Company’s methodology for determining whether an asset identified in the field corresponded to an asset in its fixed asset ledger when no documentation existed to match the two; 2) when to recognize the gains arising from the sale of scrap assets that were carried on the books at zero value; and 3) the Company’s methodology for estimating vacation liabilities.   As to these matters, the staff stated that while the assumptions underlying the Company’s accounting may not appear unreasonable, it was unable to provide any comfort as to their appropriateness or whether they result in restated financials that comply with GAAP.  The staff indicated its belief that management is in the best position to determine the appropriateness of the assumptions and their effect on the accounting and disclosure and that the Company’s independent registered accountant was in the best position to evaluate management’s assertions underlying the financial statements.

The SEC staff letter also stated that since the Company and its management are in possession of the facts with respect to the matters addressed in the Company’s letter, the Company and its management are responsible for the accuracy and adequacy of the financial statements and disclosures made, notwithstanding the staff’s comments in the letter, and the Company’s independent registered accountant is responsible for the report on the financial statements.

In light of the SEC staff’s letter, the Company is considering its financial statements for the year ended December 31, 2003, and prior periods and discussing the financial statements with its auditors.  As noted, the GAAP issues are timing issues as to when the charges should be recorded within the periods ending December 31, 2003.   Accordingly, the Company believes that it will be able to provide a balance sheet at December 31, 2003, that is presented in accordance with GAAP.  The Company also believes that it will be able to provide financial statements for the 2006, 2005 and 2004 fiscal years that conform to GAAP.

Key Energy Services, Inc. is the world’s largest rig-based well service company.  The Company provides oilfield services including well servicing, pressure pumping, fishing and rental tools, electric wireline and other oilfield services.  The Company has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Argentina

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations, estimates and projections about the Company, the Company’s industry, management’s beliefs and certain assumptions made by management.  Whenever possible, the Company has identified these “forward-looking statements” by words such as “expects,” “believes,” “anticipates” and similar phrases.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance or the results of the ongoing review and restatements and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: the impact of the Company’s current restatement process on its results for prior and current periods; uncertainties surrounding the restatement process, including the  predictions for timing of filing and amount of the restatements; the risk of possible changes in the scope and nature of, and the time required to complete, audit opinions on the Company’s financial statements; the impact of the SEC’s review of accounting issues; the impact of governmental investigations;  risks that the Company’s independent auditors might have audit adjustments which result in additional delay in the restatement process; risks that the Company’s inability to complete the restatement of its financial statements will impact operations; risks affecting the ability of the Company to maintain or improve operations, including the ability to maintain price increases; possible over supply of new rigs coming into the market and weather risks;  risks that the Company will be unable to achieve budgeted financial targets;  risks affecting activity levels for rig hours, including the risk that commodity prices decline or the risk that capital budgets from the Company’s customers decrease; and risks and uncertainties attendant to litigation with former executive officers. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.